UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2010

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2010, the Company, our wholly-owned subsidiary Axcelis Technologies CCS Corporation, and Silicon Valley Bank agreed to a modification to our loan and security agreement addressing a financial covenant regarding our operating results. Pursuant to the modification, the financial covenant regarding maximum losses in our loan and security agreement will be as follows:

As of the last day of the respective fiscal quarter, Axcelis shall not suffer any loss on a consolidated basis in excess of: (i) $13 million for the fiscal quarter ending March 31, 2010; (ii) $24 million for the trailing six-month period ending June 30, 2010; (iii) $23.5 million for the trailing six-month period ending September 30, 2010; (iv) $13.5 million for the trailing six-month period ending December 31, 2010; and (v) $5 million for the trailing six-month period ending March 31, 2011 and each trailing six-month period ending on the last day of each fiscal quarter thereafter.

This description is qualified by reference to the First Loan Modification Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Loan Modification Agreement entered into as of May 25, 2010 among the Company, Axcelis Technologies CCS Corporation and Silicon Valley Bank. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2010	Axcelis Technologies, Inc.

	By:	/s/ STEPHEN G. BASSETT
Stephen G. Bassett
Executive Vice President
and Chief Financial Officer